Exhibit 10.1

              AMENDMENT TO NONQUALIFIED STOCK OPTION AGREEMENT

      THIS AMENDMENT TO NONQUALIFIED STOCK OPTION AGREEMENT (the
"Amendment"), dated as of           , 2005, by and between Telewest Global,
Inc., a Delaware corporation (the "Company"), and           (the "Optionee");

      WHEREAS, the Optionee has previously been granted an Option to purchase Shares pursuant to the Nonqualified Stock Option Agreement, dated
as of           , to which the Optionee and the Company are parties (the
"Stock Option Agreement"); and

      WHEREAS, the parties intend hereby to amend the Stock Option Agreement to provide additional protection to the Optionee in the event of an "Acceleration Event" (as defined in the Plan);

      NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Stock Option Agreement, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Section 4.1 of the Stock Option Agreement is hereby amended to add the following sentence at the end of such Section:

      Notwithstanding the foregoing clauses (i) through (v), however, in the event of the occurrence of an Acceleration Event, if the Optionee is offered continued employment in accordance with the terms of
      Section 4.2 of this Agreement, the unvested portion of the Option shall continue to vest in accordance with the schedule set out in clauses (i) through (v) but without regard to any of the performance criteria contained therein and, notwithstanding anything contained in clauses (i) through (v), shall fully vest and become immediately exercisable on one of the events set forth in Section 4.3. [TO BE MODIFIED AS NECESSARY TO REFLECT THE CORRECT CLAUSE REFERENCES]

2. A new Section 4.3 is hereby added to the Stock Option Agreement, as follows:

            4.3 Notwithstanding any provision to the contrary, any unvested portion of the Option shall fully vest and become immediately exercisable upon the termination of the Optionee (i) by reason of the Optionee's death or Disability or (ii) following an Acceleration Event, (A) by the Company other than for Cause or (B) by the Optionee for Good Reason; provided, however, if the Optionee reasonably demonstrates that any action or termination taken with respect to the Optionee prior to an Acceleration Event (x) was at the request of a third party that has indicated an intention or taken steps reasonably calculated to effect an Acceleration Event or (y) otherwise arose in connection with, or in anticipation of, an Acceleration Event that has been threatened or proposed, such termination or action shall be deemed to have occurred following an Acceleration Event for the purposes of determining whether the Optionee has Good Reason pursuant to the terms of this Agreement; and provided, further, that, if any such termination or action occurs while an agreement is pending and the effective provisions of such agreement provide for a transaction or transactions which if consummated would constitute an Acceleration Event, then such termination or action shall conclusively be presumed to have occurred in connection with an Acceleration Event.

      For purposes of this Agreement, "Good Reason" shall mean, in the absence of the written consent of the Optionee, (w) any reduction in the Optionee's compensation and employee benefits such that the compensation and employee benefits to which the Optionee is entitled, in the aggregate, following such reduction are no longer substantially similar to the compensation and employee benefits provided to him or her immediately prior to the Acceleration Event (in each case excluding equity compensation), (x) the assignment to the Optionee of substantial duties which the Optionee can demonstrate
      (i) are outside any area of such Optionee's recent professional responsibilities within the Company or (ii) do not offer any opportunity for contribution to advancing the business objectives of the Company or its ultimate parent (following the Acceleration Event) or (iii) are intended by the Company or its ultimate parent (following the Acceleration Event) to cause the Optionee to resign his or her employment, (y) any requirement that the Optionee (1) be based anywhere more than 150 miles from the office where the Optionee is located immediately prior to the Acceleration Event or (2) travel on Company business to an extent substantially greater than the Optionee's travel obligations immediately prior to the Acceleration Event or (z) the failure of the Company or its ultimate parent (following any Acceleration Event) to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or its ultimate parent to assume expressly and agree to be bound by this Agreement in the same manner and to the same extent that the Company or its ultimate parent (following any Acceleration Event) would be bound if no such succession had taken place. For the avoidance of doubt, the parties hereto understand that neither a change in the Optionee's reporting responsibilities nor the termination of the Optionee's responsibilities relating to the management and operation of a public company shall by itself constitute Good Reason.

3. Incorporation of the Amendment into the Stock Option Agreement. This Amendment shall, upon its execution and delivery by the parties, constitute an amendment of the Stock Option Agreement and shall be deemed incorporated into the Stock Option Agreement as if fully set forth therein. Except as modified by the Amendment, the Stock Option Agreement shall remain in full force and effect in accordance with its terms. This Amendment and the Stock Option Agreement constitute the entire agreement and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof and thereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Stock Option Agreement or in the Plan, as applicable.

      IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by authority of the Compensation Committee of its Board of Directors, and the Optionee has hereunto set the Optionee's hand, on the day and year first above written.

                                      TELEWEST GLOBAL, INC.


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